Exhibit 99.1

CarGurus Announces Third Quarter 2017 Financial Results

•    Total revenue of $83.0 million, an increase of 56% year-over-year

•    GAAP operating income of $2.9 million; Non-GAAP operating income of $2.9 million

•    GAAP net income of $2.4 million; Non-GAAP net income of $2.2 million

•    Adjusted EBITDA of $4.0 million

CAMBRIDGE, MA: November 14, 2017— CarGurus, Inc. (NASDAQ: CARG), a leading global automotive marketplace, today announced financial results for the third quarter ended September 30, 2017.

“We are very pleased with our third quarter results, which are highlighted by robust top line growth and ongoing profitability,” said Langley Steinert, Founder and Chief Executive Officer of CarGurus. “Our strategy of building the world’s most trusted and transparent automotive marketplace is delivering a disruptive value proposition to consumers.”

Steinert continued, “The recent completion of our initial public offering was an important milestone for our company. CarGurus now has greater brand awareness and enhanced resources to execute our growth strategy and further extend our rapidly growing leadership position.”

Third Quarter 2017 Financial Results:

Revenue

•	Total revenue was $83.0 million, an increase of 56% compared to $53.1 million in the third quarter of 2016.

•	Marketplace subscription revenue was $73.9 million, an increase of 59% compared to $46.5 million in the third quarter of 2016.

•	Advertising and other revenue was $9.1 million, an increase of 36% compared to $6.7 million in the third quarter of 2016.

Operating Income

•	GAAP operating income was $2.9 million, or 3% of total revenue, compared to $3.3 million or 6% of total revenue in the third quarter of 2016.

•	Non-GAAP operating income was $2.9 million, or 4% of total revenue, compared to $3.3 million or 6% of total revenue in the third quarter of 2016.

Net Income & Adjusted EBITDA

•	GAAP net income was $2.4 million. GAAP net income attributable to common stockholders was $1.0 million, or $0.02 per share based on 46.6 million weighted average diluted shares outstanding, compared to $0.9 million or $0.02 per share based on 48.1 million weighted average diluted shares outstanding in the third quarter of 2016.

•	Non-GAAP net income was $2.2 million, or $0.02 per share based on 107.1 million weighted average diluted shares outstanding, compared to $2.2 million or $0.02 per share based on 112.2 million weighted average diluted shares outstanding in the third quarter of 2016.

•	Because the company closed its initial public offering on October 16, 2017, the shares sold in the offering as well as the automatic conversion of the company’s convertible preferred stock into shares of Class A common stock will be reflected in the financial statements in the fourth quarter of 2017.

•	Adjusted EBITDA, a non-GAAP metric, was $4.0 million, compared to $3.9 million in the third quarter of 2016.

Balance Sheet and Cash Flow

•	As of September 30, 2017, CarGurus had cash, cash equivalents, and short-term investments of $85.6 million.

•	The company generated $8.5 million in cash from operations and $5.6 million in free cash flow, which is a non-GAAP metric, during the third quarter of 2017 compared to $13.9 million in cash from operations and $11.1 million in free cash flow during the third quarter of 2016.

•	Subsequent to September 30, 2017, CarGurus closed its initial public offering of Class A common stock on October 16, 2017, which generated net proceeds to the company of approximately $43.0 million.

Recent Business Metrics and Highlights

•	Total paying dealers were 26,553 at the end of the period, an increase of 37% compared to 19,403 at the end of the third quarter of 2016. Of the total paying dealers at the end of the period, U.S. and international accounted for 24,313 and 2,240, respectively, compared to 18,777 and 626, respectively, at the end of the third quarter of 2016.

•	Average annual revenue per subscribing dealer (AARSD) in the U.S. was $11,526, an increase of 16% compared to $9,939 in the third quarter of 2016.

•	International revenue was $2.6 million, compared to $0.7 million in the third quarter of 2016.

•	Website traffic and consumer engagement metrics grew as follows:

○	US average monthly unique users were 26.0 million, an increase of 24% compared to 20.9 million in the third quarter of 2016. US average monthly sessions were 67.4 million, an increase of 38% compared to 48.9 million in the third quarter of 2016.

○	International average monthly unique users were 2.6 million, an increase of 55% compared to 1.7 million in the third quarter of 2016. International average monthly sessions were 5.5 million, an increase of 73% compared to 3.2 million in the third quarter of 2016.

Fourth Quarter and Full-Year 2017 Guidance

CarGurus anticipates total revenue, non-GAAP operating income, and non-GAAP earnings per share to be in the following ranges:

Fourth Quarter 2017:

• Total revenue	$85 to $86 million

• Non-GAAP operating income	$1.2 to $2.2 million

• Non-GAAP EPS	$0.01 to $0.02

The fourth quarter 2017 net income per share calculation assumes 113.7 million diluted weighted average common shares outstanding, which includes the shares of Class A common stock issued by the company in the initial public offering, as well as the automatic conversion of the company’s convertible preferred stock into shares of Class A common stock that occurred concurrently with the closing of the offering.

Full-Year 2017:

• Total revenue	$311.3 to $312.3 million

• Non-GAAP operating income	$16.7 to $17.7 million

• Non-GAAP EPS	$0.11 to $0.12

The full-year net income per share calculation assumes 113.7 million diluted weighted average common shares outstanding, which includes the shares of Class A common stock issued by the company in the initial public offering, as well as the automatic conversion of the company’s convertible preferred stock into shares of Class A common stock that occurred concurrently with the closing of the offering.

Guidance for the fourth quarter and full-year 2017 does not include any potential impact of foreign exchange gains or losses.

CarGurus has not reconciled its Non-GAAP operating income guidance to GAAP operating income, or its Non-GAAP EPS guidance to GAAP EPS, because stock-based compensation, the reconciling item between such GAAP and Non-GAAP financial measures, cannot be reasonably predicted due to timing, valuation and number of future employee awards and therefore is not available without unreasonable effort. For more information regarding the non-GAAP financial measures discussed in this release, please see the reconciliations of GAAP financial measures to non-GAAP financial measures and the section titled “Non-GAAP Financial Measures and Other Business Metrics” below.

Conference Call and Webcast Information

CarGurus will host a conference call and live webcast to discuss its third quarter 2017 financial results and fourth quarter and full fiscal year 2017 financial guidance at 5:00 p.m. Eastern Time today, November 14, 2017. To access the conference call, dial (877) 451-6152 for the U.S. or Canada, or (201) 389-0879 for international callers. The webcast will be available live on the Investors section of the company’s website at https://investors.cargurus.com.

An audio replay of the call will also be available to investors beginning at approximately 8:00 p.m. Eastern Time on November 14, 2017, until 11:59 p.m. Eastern Time on November 28, 2017, by dialing (844) 512-2921 for the U.S. or Canada, or (412) 317-6671 for international callers, and entering passcode 13672858. In addition, an archived webcast will be available on the Investors section of the company’s website at https://investors.cargurus.com.

About CarGurus

Founded in 2006, CarGurus (NASDAQ: CARG) is a global, online automotive marketplace connecting buyers and sellers of new and used cars. The company uses proprietary technology, search algorithms and data analytics to bring trust and transparency to the automotive search experience and help users find great deals from top rated dealers. In addition to the United States, CarGurus operates online marketplaces in Canada, the United Kingdom and Germany. To learn more about CarGurus, visit www.cargurus.com.

Cautionary Language Concerning Forward-Looking Statements

This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including, without limitation, statements regarding our future financial and business performance for the fourth quarter 2017 and full-year 2017, attractiveness of our product offerings and platform and the value proposition of our products, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “guide,” “may,” “will” and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to our rapid growth and ability to sustain our revenue growth rate, our relationships with dealers, competition in the markets in which we operate, market growth, our ability to innovate and manage our growth, our ability to expand effectively into new markets, our ability to operate in compliance with applicable laws as well as other risks and uncertainties set forth in the “Risk Factors” section of our prospectus related to the initial public offering (IPO), filed with the Securities and Exchange Commission pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended, on October 12, 2017 and subsequent reports that we file with the Securities and Exchange Commission. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	At September 30, 2017	At December 31, 2016
Assets
Current assets
Cash and cash equivalents	$25,636	$29,476
Investments	60,000	44,774
Accounts receivable, net of allowance for doubtful accounts of $141 and $164, respectively	10,123	6,653
Prepaid income taxes	—	1,815
Prepaid expenses and other current assets	3,485	2,789

Total current assets	99,244	85,507
Property and equipment, net	16,100	12,780
Restricted cash	1,783	2,044
Deferred tax assets	371	—
Other long-term assets	4,158	—

Total assets	$121,656	$100,331

Liabilities, convertible preferred stock, and stockholders’ deficit
Current liabilities
Accounts payable	$22,737	$16,426
Accrued expenses	9,953	8,384
Deferred revenue	4,598	3,330
Accrued income taxes	156	—
Deferred rent	1,144	910

Total current liabilities	38,588	29,050
Deferred rent, net of current portion	5,701	5,673
Deferred tax liabilities	—	292
Other non-current liabilities	969	590

Total liabilities	45,258	35,605
Commitments and contingencies
Convertible preferred stock	132,698	132,698
Stockholders’ deficit:
Class A common stock	14	14
Class B common stock	28	28
Additional paid-in capital	4,225	3,714
Accumulated deficit	(60,766)	(71,698)
Accumulated other comprehensive income (loss)	199	(30)

Total stockholders’ deficit	(56,300)	(67,972)

Total liabilities, convertible preferred stock, and stockholders’ deficit	$121,656	$100,331

Unaudited Condensed Consolidated Income Statements

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenue	$82,989	$53,136	$226,264	$137,377
Cost of revenue(1)	4,720	2,852	12,367	6,671

Gross profit	78,269	50,284	213,897	130,706
Operating expenses:
Sales and marketing	63,891	40,510	168,495	108,823
Product, technology, and development	5,796	2,984	14,153	8,134
General and administrative	5,006	3,101	14,098	8,719
Depreciation and amortization	713	432	1,909	1,065

Total operating expenses	75,406	47,027	198,655	126,741

Income from operations	2,863	3,257	15,242	3,965
Other income, net	106	107	323	260

Income before income taxes	2,969	3,364	15,565	4,225
Provision for income taxes	590	1,226	4,633	1,566

Net income	$2,379	$2,138	$10,932	$2,659

Reconciliation of net income to net income attributable to common stockholders:
Net income	$2,379	$2,138	$10,932	$2,659
Net income attributable to participating securities	(1,401)	(1,260)	(6,446)	(1,554)

Net income attributable to common stockholders — basic	$978	$878	$4,486	$1,105

Net income	$2,379	$2,138	$10,932	$2,659
Net income attributable to participating securities	(1,345)	(1,222)	(6,198)	(1,507)

Net income attributable to common stockholders — diluted	$1,034	$916	$4,734	$1,152

Net income per share attributable to common stockholders:
Basic	$0.02	$0.02	$0.11	$0.02

Diluted	$0.02	$0.02	$0.10	$0.02

Weighted-average number of shares of common stock used in computing net income per share attributable to common stockholders:
Basic	42,262	44,692	42,169	44,665
Diluted	46,567	48,069	46,311	48,041

(1)	Includes depreciation and amortization expense for the three months ended September 30, 2017 and 2016 and for the nine months ended September 30, 2017 and 2016 of $370, $113, $761, and $316, respectively.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Operating Activities
Net income	$2,379	$2,138	$10,932	$2,659
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,083	545	2,670	1,381
Unrealized currency loss on foreign denominated transactions	(32)	(4)	96	—
Deferred taxes	(1,073)	122	(663)	204
Provision for doubtful accounts	164	103	544	334
Stock-based compensation expense	74	88	224	236
Changes in operating assets and liabilities:
Accounts receivable, net	(1,293)	(702)	(4,013)	(568)
Prepaid expenses, prepaid income taxes, and other current assets	2,033	(2,303)	1,143	(2,838)
Accounts payable	5,209	8,943	6,409	11,485
Accrued expenses	2,114	1,664	(741)	2,153
Deferred revenue	14	432	1,265	1,705
Deferred rent	(406)	1,871	262	2,049
Accrued income taxes	(1,915)	879	156	1,190
Other non-current liabilities	101	93	258	461

Net cash provided by operating activities	8,452	13,869	18,542	20,451

Investing Activities
Purchases of property and equipment	(2,271)	(2,327)	(4,247)	(4,009)
Capitalization of website development costs	(540)	(440)	(1,487)	(913)
Investments in certificates of deposit	(20,000)	(8,774)	(50,000)	(41,774)
Maturities of certificates of deposit	8,000	5,000	34,774	5,000

Net cash used in investing activities	(14,811)	(6,541)	(20,960)	(41,696)

Financing Activities
Proceeds from issuance of preferred stock	—	60,000	—	60,000
Proceeds from exercise of unit options and stock options	120	18	288	92
Payment of deferred initial public offering costs	(1,823)	—	(2,128)	—
Cash paid for repurchase of preferred stock, common stock, and vested options	—	(1,262)	—	(1,262)

Net cash (used in) provided by financing activities	(1,703)	58,756	(1,840)	58,830

Impact of foreign currency on cash, cash equivalents, and restricted cash	128	6	157	(26)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(7,934)	66,090	(4,101)	37,559
Cash, cash equivalents, and restricted cash at beginning of period	35,353	34,332	31,520	62,863

Cash, cash equivalents, and restricted cash at end of period	$27,419	$100,422	$27,419	$100,422

Unaudited Reconciliation of GAAP Operating Income to Non-GAAP Operating Income and GAAP Operating Margin to Non-GAAP Operating Margin

(in thousands, except percentages)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
GAAP operating income	$2,863	$3,257	$15,242	$3,965
Stock-based compensation expense	74	88	224	236

Non-GAAP operating income	$2,937	$3,345	$15,466	$4,201

GAAP operating margin	3%	6%	7%	3%
Non-GAAP operating margin	4%	6%	7%	3%

Unaudited Reconciliation of GAAP Net Income to Non-GAAP Net Income

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
GAAP net income	$2,379	$2,138	$10,932	$2,659
Stock-based compensation expense, net of tax (1)	48	57	146	153
Change in tax provision from stock-based compensation expense(2)	(267)	—	(640)	—

Non-GAAP net income	$2,160	$2,195	$10,438	$2,812

Non-GAAP net income per share:
Basic	$0.02	$0.02	$0.10	$0.03

Diluted	$0.02	$0.02	$0.10	$0.03

Weighted-average number of shares of common stock used in computing net income per share to common stockholders:
GAAP Basic Shares	42,262	44,692	42,169	44,665
Preferred Shares assuming conversion	60,565	64,163	60,565	59,734

Total Non-GAAP Basic Shares	102,827	108,855	102,734	104,399

GAAP Diluted Shares	46,567	48,069	46,311	48,041
Preferred Shares assuming conversion	60,565	64,163	60,565	59,734

Total Non-GAAP Diluted Shares	107,132	112,232	106,875	107,775

(1)	The stock-based compensation amounts reflected in the table above are tax effected at the U.S. federal statutory tax rate of 35%.
(2)	This adjustment reflects the tax effect of differences between tax deductions related to stock compensation and the corresponding financial statement expense. CarGurus adopted ASU 2016-09 on January 1, 2017 which requires these differences to be recorded through the income tax provision. Prior to January 1, 2017, these differences were recorded to additional paid-in-capital. As a result, there is no adjustment for the three or nine months ended September 30, 2016.

Unaudited Reconciliation of GAAP Expense to Non-GAAP Expense and GAAP Expense as a Percentage of Revenue to Non-GAAP Expense as a Percentage of Revenue

(in thousands, except percentages)

	Three Months Ended September 30,
	2017				2016
	Cost of Revenue	S&M	P,T&D(1)	G&A	Cost of Revenue	S&M	P,T&D	G&A
GAAP expense	$4,720	$63,891	$5,796	$5,006	$2,852	$40,510	$2,984	$3,101
Stock-based compensation expense	(6)	(35)	(24)	(9)	(6)	(43)	(28)	(11)

Non-GAAP expense	$4,714	$63,856	$5,772	$4,997	$2,846	$40,467	$2,956	$3,090

GAAP expense as a percentage of revenue	6%	77%	7%	6%	5%	76%	6%	6%
Non-GAAP expense as a percentage of revenue	6%	77%	7%	6%	5%	76%	6%	6%

(1) Product, Technology, & Development

	Nine Months Ended September 30,
	2017				2016
	Cost of Revenue	S&M	P,T&D(1)	G&A	Cost of Revenue	S&M	P,T&D	G&A
GAAP expense	$12,367	$168,495	$14,153	$14,098	$6,671	$108,823	$8,134	$8,719
Stock-based compensation expense	(16)	(108)	(72)	(28)	(14)	(119)	(76)	(27)

Non-GAAP expense	$12,351	$168,387	$14,081	$14,070	$6,657	$108,704	$8,058	$8,692

GAAP expense as a percentage of revenue	5%	74%	6%	6%	5%	79%	6%	6%
Non-GAAP expense as a percentage of revenue	5%	74%	6%	6%	5%	79%	6%	6%

(1) Product, Technology, & Development

Unaudited Reconciliation of GAAP Net Income to Adjusted EBITDA

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
GAAP net income	$2,379	$2,138	$10,932	$2,659
Depreciation and amortization	1,083	545	2,670	1,381
Stock-based compensation expense	74	88	224	236
Other (income), net	(106)	(107)	(323)	(260)
Provision for income taxes	590	1,226	4,633	1,566

Adjusted EBITDA	$4,020	$3,890	$18,136	$5,582

Unaudited Reconciliation of GAAP Net Cash and Cash Equivalents Provided by Operating Activities to Non-GAAP Free Cash Flow

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
GAAP net cash and cash equivalents provided by operating activities	$8,452	$13,869	$18,542	$20,451
Purchases of property and equipment	(2,271)	(2,327)	(4,247)	(4,009)
Capitalization of website development costs	(540)	(440)	(1,487)	(913)

Non-GAAP free cash flow	$5,641	$11,102	$12,808	$15,529

Non-GAAP Financial Measures and Other Business Metrics

To supplement our consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles in the United States, or GAAP, we provide investors with certain non-GAAP financial measures and other business metrics, which we believe are helpful to our investors. We use these non-GAAP financial measures and other business metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures and other business metrics provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

The presentation of non-GAAP financial information and other business metrics is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. While our non-GAAP financial measures and other business metrics are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included above, and not to rely on any single financial measure to evaluate our business.

We define Adjusted EBITDA as net income (loss), adjusted to exclude: depreciation and amortization, stock-based compensation expense, other expense (income), net, the (benefit from) provision for income taxes, and other one-time, non-recurring items, when applicable. We have presented Adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our operating performance, generate future operating plans, and make strategic decisions regarding the allocation of capital. In particular, we believe that the exclusion of certain items in calculating Adjusted EBITDA can produce a useful measure for period-to-period comparisons of our business.

We define Free Cash Flow as cash flow from operations, adjusted to include purchases of property and equipment and capitalization of website development costs. We have presented Free Cash Flow because it is a measure of the company’s financial performance that represents the cash that the company is able to generate after expenditures required to maintain or expand our asset base.

We also monitor operating measures of non-GAAP operating income and non-GAAP operating margin, non-GAAP net income and non-GAAP net income per share. These non-GAAP financial measures exclude the effect of stock-based compensation expense. We believe that these non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

While a reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis as a result of the uncertainty regarding, and the potential variability of, many of these costs and expenses that we may incur in the future, we have provided a reconciliation of non-GAAP financial measures and other business metrics to the nearest comparable GAAP measures in the accompanying financial statement tables included in this press release.

We define paying dealers as the number of dealers subscribing to one of our Enhanced or Featured Listing products at the end of a defined period.

We define average annual revenue per subscribing dealer (AARSD), as measured at the end of a defined period, as the total marketplace subscription revenue during the trailing 12 months divided by the average number of paying dealers during the same trailing 12-month period.

We define a monthly unique user as an individual who has visited our website within a calendar month, based on data as measured by Google Analytics. We calculate average monthly unique users as the sum of the monthly unique users in a given period, divided by the number of months in that period. We count a unique user the first time a computer or mobile device with a unique device identifier accesses our website during a calendar month. If an individual accesses our website using a different device within a given month, the first access by each such device is counted as a separate unique user.

We define monthly sessions as the number of distinct visits to our website that take place each month within a given time frame, as measured and defined by Google Analytics. We calculate average monthly sessions as the sum of the monthly sessions in a given period, divided by the number of months in that period. A session is defined as beginning with the first page view from a device and ending at the earliest of when a user closes their browser window, after 30 minutes of inactivity, or at midnight Eastern Time each night. A session can be made up of multiple page views and visitor actions, such as performing a search, visiting vehicle detail pages, and connecting with a dealer.

Investor Contact:

Seth Potter

ICR, Inc., for CarGurus, Inc.

888-508-1190

investors@cargurus.com